Exhibit 4.2

EXAGEN DIAGNOSTICS, INC.

FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of October 4, 2013, by and among Exagen Diagnostics, Inc., a Delaware corporation (the “Corporation”), and the persons listed on Schedule A hereto (the “Holders”).

RECITALS

WHEREAS, the Holders are party to that certain Third Amended and Restated Investors’ Rights Agreement of the Corporation dated September 4, 2012 (as amended, the “Prior Agreement”); and

WHEREAS, certain of the Holders and the Corporation have entered into that certain Series D Convertible Preferred Stock Purchase and Exchange Agreement dated the date hereof (the “Series D Purchase Agreement”), pursuant to which such Holders agreed to purchase from the Corporation, and the Corporation agreed to sell to such Holders, shares of the Corporation’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”); and

WHEREAS, the Prior Agreement permits the Corporation and the record or beneficial Holders owning at least two thirds (2/3) of the issued and outstanding shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), to amend the Prior Agreement; and

WHEREAS, as a condition to the consummation of the transactions contemplated by the Series D Purchase Agreement, the undersigned Holders, who are the record and beneficial Holders owning at least two thirds (2/3) of the shares of Series C Preferred Stock outstanding as of the date hereof, and the Corporation desire to amend and restate the Prior Agreement in its entirety as set forth herein, to grant each of the Holders the registration rights, information and inspection rights and other rights set forth herein with the intention that this Agreement shall become effective concurrently with the Initial Closing.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Adversely Affected Holder” shall have the meaning set forth in Section 5.1.

“Agreement” shall mean this Investors’ Rights Agreement, as the same may be amended from time to time.

“Blue Sky laws” shall mean applicable state securities laws and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Certificate of Incorporation” shall mean the Corporation’s Thirteenth Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Corporation’s Common Stock, $0.001 par value per share.

“Corporation” shall mean Exagen Diagnostics, Inc., a Delaware corporation, its successors and assigns.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Form S-1” shall mean Form S-1 issued by the Commission or any substantially similar form then in effect.

“Form S-2” shall mean Form S-2 issued by the Commission or any substantially similar form then in effect.

“Form S-3” shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

“Holders” shall mean the Holders and their permitted assigns under Section 2.8.

“Indemnitees” shall have the meaning set forth in Section 4.1

“Major Holder” shall mean, as of the date of determination, a Holder of at least 2,000.000 shares in the aggregate of Series C Preferred Stock or Series D Preferred Stock (as adjusted for any stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

“Notice” shall have the meaning set forth in Section 5.4.

“Preferred Stock” shall mean the Series A-3 Preferred Stock, the Series B-3 Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

“Prior Agreement” shall have the meaning set forth in the Recitals.

“Registrable Securities” shall mean (i) all shares of Common Stock issued or issuable upon conversion of the Preferred Stock, and (ii) all shares of Common Stock issued as

(or issuable upon the conversion, exercise or exchange of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities; provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities at such time, and for so long as, such shares are eligible for sale pursuant to Rule 144 under the Securities Act or a similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without registration and the Corporation shall have delivered to the Holder an opinion of counsel to such effect which opinion and counsel shall be reasonably satisfactory to the Holder.

“Registration Expenses” shall mean all expenses (other than Selling Expenses) incurred by the Corporation in complying with Sections 2.1 and 2.2, including without limitation, all federal and state registration, qualification, delivery expenses and filing fees, printing expenses, listing fees and disbursements of counsel for the Corporation, blue sky fees and expenses, and the fees and disbursements of all independent certified public accountants of the Corporation, and fees and disbursements of underwriters, selling brokers, dealers, managers or similar securities industry professionals relating to the distribution of Registrable Securities and all fees and expenses of any one special counsel for the Holders.

“Related Transaction” shall mean a transaction whereby a current or former stockholder, director, officer or employee of the Corporation or a relative or “associate” (as defined in the rules and regulations promulgated under the Exchange Act) of any such person or entity, directly or indirectly through his or its affiliation with any other person or entity, is a party to a transaction with the Corporation providing for the furnishing of services (other than employment of such individuals by the Corporation) by or to, or the sale of products by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by, any such person or entity in excess of an aggregate of $1,000.

“SBA” shall mean the United States Small Business Administration.

“SBIC” shall mean both vSpring SBIC, L.P. and Wasatch Venture Fund III, L.L.C.

“SBIC Act” shall mean the Small Business Investment Act of 1958, as amended.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and counsel fees, if any, in excess of the expenses of one special counsel for the Holders paid for by the Corporation as provided in the definition of “Registration Expenses,” of the selling stockholder applicable to the sale of Registrable Securities pursuant to this Agreement.

“Series A-3 Preferred Stock” shall mean the Corporation’s Series A-3 Preferred Stock, $0.001 par value per share.

“Series B-3 Preferred Stock” shall mean the Corporation’s Series B-3 Preferred Stock, $0.001 par value per share.

“Series C Preferred Stock” shall have the meaning set forth in the Recitals.

“Series D Preferred Stock” shall have the meaning set forth in the Recitals.

“Series D Purchase Agreement” shall have the meaning set forth in the Recitals.

“Underwriter’s Representative” shall have the meaning set forth in Section 2.1(e)(ii).

1.1 Restrictions on Transfer.

(a) No Holder shall transfer or otherwise dispose of in any manner all or any portion of any securities of the Corporation held by such Holder unless and until the transferee thereof has agreed in writing for the benefit of the Corporation to be bound by this Section 1.1, provided and to the extent such Section is then applicable, and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)(A) Such Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Corporation, such Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Corporation will not require opinions of counsel for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances.

(ii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder’s family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 1.1 to the same extent as if such transferee were an original Holder hereunder.

(b) Each certificate representing any securities of the Corporation shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A

VIEW TO DISTRIBUTION OR RESALE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, OR TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) The Corporation shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder’s expense (which counsel may be counsel to the Corporation) reasonably acceptable to the Corporation to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

ARTICLE 2 Registration Rights. The Corporation covenants and agrees as follows:

2.1 Demand Registration.

(a) Request for Registration on Form Other Than Form S-3. For a period of three (3) years following the closing of the Corporation’s initial underwritten public offering of Common Stock pursuant to a registration statement, and in the event that the Corporation shall receive from the Holders of no less than 50% of the outstanding Registrable Securities a written request that the Corporation effect any registration with respect to Registrable Securities on Form S-1 or Form S-2, the Corporation shall promptly give notice thereof to all Holders of Registrable Securities. Each Holder shall have the right, by giving notice to the Corporation within 15 days following receipt by it of such notice from the Corporation, to elect to have included in such registration such of its Registrable Securities as such Holders shall request in such notice of election, subject to Section 2.1(c). The Corporation shall use its best efforts to effect registration of the Registrable Securities specified in such request and notice of election. The Corporation shall not be obligated to effect more than two (2) registrations pursuant to this Section 2.1(a); provided, that a registration shall not be counted for this purpose if (A) the Corporation elects to sell stock pursuant to a registration at the same time as the registration requested hereunder and less than all the Registrable Securities for which registration was requested are included, (B) the registration statement does not become effective or (C) the requesting Holders are not able to sell at least 90% of the Registrable Securities requested to be included in such registration statement.

(b) Request for Registration on Form S-3. If at any time and from time to time after the date which is 180 days after the closing of the Corporation’s initial underwritten public offering of Common Stock pursuant to a registration statement and thereafter, in the event that the Corporation shall receive from the Holders of outstanding Registrable Securities a written request that the Corporation effect any registration with respect to Registrable Securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Corporation is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities, the Corporation shall promptly give notice thereof to all Holders of Registrable Securities. Each Holder shall have the right, by giving notice to the Corporation within 15 days following receipt by it of such notice from the Corporation, to elect to have included in such registration such of its Registrable Securities as such Holders shall request in such notice of election, subject to Section 2.1(c). The Corporation shall use its best efforts to effect registration of the Registrable Securities specified in such request and notice of election; provided that the Corporation shall not be required to effect a registration pursuant to this Section 2.1(b) unless Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000; and provided, further, that the Corporation shall not be required to effect more than two (2) such registrations pursuant to this Section 2.1(b) within any twelve-month period.

(c) Allocation of Shares in Demand Registration. In the event that the underwriter’s representative determines in good faith that marketing factors require a limitation of the shares to be included in a registration pursuant to Section 2.1(a) or 2.1(b), each Holder requesting registration shall be entitled to include a portion of the Registrable Securities requested to be included in such registration pro rata (based on the number of Registrable Securities held). In such event, such registration shall not be counted for the registration for purposes of Section 2.1(a) or 2.1(b), as the case may be, if such registration does not include at least 90% of the Registrable Securities requested to be included in such registration statement pursuant to Section 2.1(a) or 2.1(b), as the case may be.

(d) Registration of Other Securities in Demand Right. A registration pursuant to Section 2.1(a) or 2.1(b) may include securities other than Registrable Securities included in such registration only with the prior consent of the Holders of more than 50% of the Registrable Securities requesting such registration; provided, that the Corporation may include its Common Stock in such registration without such consent so long as such inclusion does not prevent in any manner whatsoever the Holders of Registrable Securities from including in such registration all of the Registrable Securities that such Holders elected to so include pursuant to Section 2.1(a) or 2.1 (b), as the case may be.

(e) Underwriting in Demand Registration.

(i) Notice of Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to this Section 2.1, and the Corporation shall include such information in the notice referred to in Section 2.2(a).

(ii) Selection of Underwriter in Demand Registration. The Corporation shall, together with the Holders engaged in a registration, enter into an underwriting agreement with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for such underwriting by a majority of the Holders engaged in the registration and approved by the Corporation.

(iii) Right of Withdrawal in Demand Registration. If a Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by notice to the Corporation and the Underwriter’s Representative delivered at least 10 days prior to the effective date of the registration statement. The securities so withdrawn shall also be withdrawn from the registration statement.

(iv) Blue Sky in Demand Registration. In the event of any registration pursuant to Section 2.1, the Corporation will exercise its best efforts to Register and qualify the securities covered by the registration statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Corporation shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) Optimal Registration. The Holders agree that, in exercising their rights under Section 2.1, they will permit the registration of the Registrable Securities on such forms issued by the Commission as will minimize the Corporation’s time and expense in effecting such registration without affecting the liquidity afforded by such registration or otherwise adversely affecting the Holders, in each case as reasonably determined by the Holders. If, for example, the Holders wish to register Registrable Securities pursuant to Section 2.1(a) at a time when the Corporation is eligible to use Form S-3 for purposes of registering such Registrable Securities, the Holders will permit the Corporation to fulfill its obligations under Section 2.1(a) by effecting such registration on Form S-3; provided, however, that nothing in this Section 2.1(e)(v) will permit the Corporation to fulfill such obligation by using Form SB-1, SB-2 or similar forms limited to “Small Business Issuers,” without the consent of the Holders of a majority of the Registrable Securities to be included in such registration.

(vi) Delay of Registration. The Holders agree that for a period of 90 days following the date of the effectiveness of a registration under Section 2.2 pursuant to which the Holders have sold not less than 75% of the aggregate amount of the Registrable Securities that the Holders specified in their notice to the Corporation pursuant to Section 2.2(a), they will not exercise their right to demand a registration pursuant to Section 2.1(a) or 2.1(b). In addition, the Corporation shall not be required to effect a registration pursuant to this Section 2.1 if the Corporation shall furnish to the Holders within thirty (30) days of any registration request a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its stockholder for such registration to be effected at such time, in which event the Corporation shall have the right to defer the filing of the registration statement for a period of not more than ninety (90) days after the receipt of the request of the Holder or Holders under this Section 2.1; provided, however, that the Corporation shall not utilize this right more than once in any twelve month period.

2.2 Piggyback Registration.

(a) Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event during the period of three (3) years following the closing of the Corporation’s initial underwritten public offering of Common Stock pursuant to a registration statement, the Corporation decides to register any of its Common Stock (either for its own account or the account of a Holders or other security holder exercising demand registration rights) (but without any obligation to do so), other than (i) a registration statement which exclusively relates to the registration of securities under an employee stock option, purchase, bonus or other benefit plan, or (ii) a registration on any form that does not include substantially the same information (other than information relating specifically to this disposition of the Registrable Securities and the Holders) as would be required to be included in a registration statement covering the sale of the Registrable Securities, the Corporation will: (A) promptly give the Holders written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable Blue Sky laws) and (B) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Corporation by the Holders within 15 days after delivery of such written notice from the Corporation.

(b) Underwriting in Piggyback Registration.

(i) Notice of Underwriting. If the registration of which the Corporation gives notice is a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a). In such event the right of the Holders to registration shall be conditioned upon such underwriting and the inclusion of a Holder’s Registrable Securities in such underwriting to the extent provided in this Section 2.2. The Holders shall, together with the Corporation, enter into an underwriting agreement with the Underwriter’s Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 2.2.

(ii) Marketing Limitation in Piggyback Registration. In the event the Underwriter’s Representative advises the Corporation and the Holders engaged in a registration under Section 2.2(a) in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in clause (iii) below) may exclude some or all of the Registrable Securities from such registration and underwriting.

(iii) Allocation of Shares in Piggyback Registration. In the event that the Underwriter’s Representative limits the number of shares to be included in a registration pursuant to Section 2.2(a), each Holder, upon requesting registration shall be entitled to include a portion of the Registrable Securities requested to be included in such registration pro rata (based on the number of Registrable Securities held) with all other requesting Holders. Unless all Registrable Securities and such other piggybacking shares requested to be included in such registration are so included, no other securities may be included in the registration statement.

(iv) Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom at no cost to such Holder by written notice to the Corporation and the underwriter delivered at least 10 days prior to the effective date of the registration statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(v) Blue Sky in Piggyback Registration. In the event of any registration of Registrable Securities pursuant to Section 2.2(a), the Corporation will exercise its best efforts to register and qualify the securities covered by the registration statement under the Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Corporation shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(vi) Termination or Postponement. Without any obligation to the Holders, upon notice to the Holders, the Corporation may terminate or postpone any registration commenced by it under Section 2.2.

2.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration hereunder shall be borne by the Corporation. Selling Expenses to be borne by the selling stockholder shall be borne pro rata on the basis of the number of Registrable Securities registered by such selling stockholder.

2.4 Registration Generally. Whenever required under this Article 2 to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary’ to make the statement therein not misleading in light of the circumstances then existing;

(g) Cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least 3 days prior to any sale of Registrable Securities to the underwriters;

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(j) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Article 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.5 Information Furnished by Holders.

(a) It shall be a condition precedent of the Corporation’s obligations under Article 2 of this Agreement to any Holder that such Holder furnish to the Corporation such information regarding the Holder, the Registrable Securities held by it and the distribution proposed by the Holder as the Corporation may reasonably request to effect any such registration and as are customarily provided by selling stockholder.

(b) The Corporation shall have no obligation with respect to any registration requested pursuant to Section 2.1(a) or 2.1(b) hereof if, due to the failure of any Holder or Holders to provide the information requested pursuant to Section 2.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Corporation’s obligation to initiate such registration as specified in Section 2.1(a) or 2.1(b), as applicable.

2.6 Indemnification.

(a) Indemnification by the Corporation. In the event of the registration of any Registrable Securities under the Securities Act pursuant to the provisions hereof, the Corporation will, to the extent permitted by law, indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being hereinafter sometimes referred to as an “indemnified person”), from and against any losses, claims, damages, liabilities or expenses, joint or several, to which such indemnified person may become subject under the Securities Act, the Exchange Act, state securities laws and Blue Sky laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any, untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement or prospectus or any amendment or supplement thereto or in any preliminary prospectus, or any document incorporated by reference therein, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation of the Securities Act, the Exchange Act, any “blue sky” or other state securities laws or any regulation promulgated thereunder and the Corporation will reimburse each such indemnified person for any legal or any other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the registration statement, prospectus, amendment, supplement or in reliance upon and in conformity with written information furnished to the Corporation by such indemnified person stating specifically that it is for use in preparation thereof; and provided, further, that the Corporation shall have no obligation hereunder nor any liability with respect to any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Corporation agrees to indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of such Registrable Securities by such seller.

(b) Indemnification by Holder of Registrable Securities. In the event of the registration of any Registrable Securities under the Securities Act pursuant to the provisions hereof each Holder on whose behalf such Registrable Securities shall have been registered will, to the extent permitted by law, indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who signs the registration statement, each underwriter, broker and dealer, if any, who participates in the offering and sale of such Registrable Securities and each other person, if any, who controls the Corporation or any such underwriter, broker or dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being hereinafter sometimes referred to as an “indemnified person”), against any losses, claims, damages or liabilities, joint or several, to which the Corporation, such director, officer, underwriter, broker or dealer or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws and Blue Sky laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus or any amendment or supplement thereto or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with written information furnished to the Corporation by such Holder stating specifically that it is for use in preparation thereof, and will reimburse the Corporation and each such indemnified person for any legal or any other expenses reasonably incurred by the Corporation or such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations of each holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein; and provided, further, that no holder shall have any obligation hereunder or be liable with respect to any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to the provisions of this Section 2.6 except to the extent materially prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party will consent to the entry of any judgment or enter into any settlement which (I) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or (ii) includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to a party that would have been an indemnified party under this Section 2.6 with respect to any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Corporation and each holder of Registrable Securities agrees that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this Section 2.6 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim if the indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Underwriting Agreement to Control. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, as between the Corporation and the Holder, on the one hand, and the underwriter, on the other hand, the provisions in the underwriting agreement shall control.

(f) Limitation on Liability. The liability of any Holder of Registrable Securities pursuant to this Section 2.6 shall not exceed the net proceeds received by such holder from a sale of Registrable Securities pursuant to a registration hereunder.

2.7 Current Public Information. At all times after the Corporation has filed a registration statement pursuant to the Securities Act, the Corporation will use its best efforts to file all reports required under the Securities Act or the Exchange Act and will take such further action as may be reasonably required to enable any holder of “restricted securities” (as defined in

Rule 144 adopted by the Commission under the Securities Act) to sell such securities pursuant to Rule 144, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

2.8 Transfer of Registration Rights. The rights under this Agreement may be assigned by any Holder to the extent of the Registrable Securities assigned to a transferee or assignee who acquires at least 1,000,000 shares of a Holder’s Preferred Stock or, if a Holder owns less than 1,000,000 shares of Preferred Stock, all of such Holder’s Preferred Stock, or an equivalent amount of Registrable Securities issued upon conversion thereof (adjusted for any dividends, subdivisions, combinations or reclassifications with respect to such shares), provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) that the Corporation is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and (iii) that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Article 2. The foregoing share limitation shall not apply, however, to transfers by a Holder which is a limited partnership to its partners or retired partners.

2.9 Limitations on Subsequent Registration Rights. From and after the date hereof, the Corporation shall not, without the prior written consent of the Holders (which consent will not be unreasonably withheld) of not less than a majority of the Registrable Securities then held by all Holders, enter into any agreement with any prospective holder of any securities of the Corporation which would allow such prospective holder to demand registration of its securities or to include such securities in any registration filed under Section 2.1 hereof, unless under the terms of such agreement, such prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which are included.

2.10 “Market Stand-Off” Agreement. Each Holder hereby agrees that, for a period of duration specified by the Corporation and an underwriter of common stock or other securities of the Corporation (such period not to exceed 180 days) following the effective date of the first registration statement of the Corporation filed under the Securities Act which covers securities to be sold on the Corporation’s behalf to the public in an underwritten offering, it shall not, to the extent requested by the Corporation and its underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by it at any time during such period except Registrable Securities included in such registration; provided, however, that such agreement shall not be required unless all officers and directors of the Corporation and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.11 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate after the later of:

(a) three (3) years following the closing of the Corporation’s initial underwritten public offering of Common Stock; and

(b) such date, on or after the closing of the Corporation’s initial underwritten public offering of Common Stock, on which such Holder holds less than one percent (1%) of the Corporation’s outstanding Common Stock (treating all shares of Preferred Stock on an as-converted basis) and may immediately sell all shares of its Registrable Securities under Rule 144 during any ninety-day period.

ARTICLE 3 Covenants of the Corporation. The Corporation covenants and agrees that, as long as any shares of Preferred Stock remain outstanding, it will observe and perform the following covenants and provisions:

3.1 Inspection. The Corporation will permit each Major Holder or its representative, at such Major Holder’s expense, and examiners of the SBA, to visit and inspect the properties and assets of the Corporation, to examine its books of account and records, and to discuss the Corporation’s affairs, finances and accounts with the Corporation’s officers, senior management and accountants, all at such reasonable times as may be requested by such Major Holder or the SBA. The Major Holder shall maintain the confidentiality of any confidential and proprietary information so obtained by it which is not otherwise available from other sources that are free from similar restrictions; provided, however, that the foregoing, shall in no way limit or otherwise restrict the ability of each Major Holder or its authorized representatives to disclose any such information concerning the Corporation which it may be required to disclose (a) to its partners, board members or stockholder, to the extent required to satisfy its fiduciary obligations to such persons, or (b) otherwise pursuant to or as required by law.

3.2 Financial Statements. The Corporation will furnish or cause to be furnished:

(a) Monthly and Quarterly Reports. To each Major Holder, (i) within thirty (30) days after the end of each month, consolidated monthly unaudited financial statements (including a balance sheet and a statement of operations for the month and year-to-date, each in comparative form with the previous month) for the previous month (all prepared in accordance with generally accepted accounting principles consistently applied), and (ii) within forty-five (45) days of the end of each quarter, consolidated quarterly unaudited financial statements (including a balance sheet and a statement of operations for the quarter and year-to-date, each in comparative form with the previous quarter) for the previous quarter, all prepared in accordance with generally accepted accounting principles consistently applied), in each case with management’s analysis of results and a statement of the Chief Financial Officer explaining any material differences from budget. The foregoing financial statements shall be certified by the Chief Executive Officer or Chief Financial Officer of the Corporation to the effect that such statements fairly present the financial position and financial results of the Corporation for the fiscal period covered.

(b) Annual Financial Statements. To each Holder, within one hundred twenty (120) days after the end of each fiscal year of the Corporation (i) the consolidated and consolidating balance sheets of the Corporation and its subsidiaries as at the end of such year, and (ii) the related consolidated and consolidating statements of income, retained earnings and cash flows for such year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of the Corporation’s independent certified public accountants, which accountants shall be a nationally recognized accounting firm reasonably acceptable to the Holders, and which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting.

(c) Budget and Operating Forecast. To each Major Holder, for each fiscal year of the Corporation, at least thirty (30) days prior to the beginning of each fiscal year, a business plan, projections and monthly budget for the coming year, together with a capital expenditures budget, approved by the Corporation’s Board of Directors; and such budget shall be accepted as the Corporation’s budget for such fiscal year when it has been approved by a majority vote of the Board of Directors. The approved budget shall be reviewed by the Corporation periodically and all necessary changes or revisions to such budget shall be resubmitted to the Board of Directors and shall be accepted when approved in accordance with, and the Corporation shall not make any such changes to the budget without such approval in accordance with, the majority of the Board of Directors.

(d) Termination of Certain Provisions. The provisions of paragraph (a), (b) and (c) of this Section 3.2 shall terminate at the time the Corporation becomes subject to the reporting provisions of the Securities Exchange Act of 1934, as amended.

(e) Auditor’s Letters. To each Major Holder, promptly following receipt by the Corporation, each audit response letter, accountant’s management letter and other written report submitted to the Corporation by its independent public accountants in connection with an annual or interim audit of the books of the Corporation.

(f) Use of Proceeds. The Corporation will deliver to each SBIC from time to time promptly following such SBIC’s request, a written report, certified as correct by the Corporation’s chief financial officer, verifying the purposes and amounts for which proceeds from the investment in the Preferred Stock have been disbursed. The Corporation will supply to each SBIC such additional information and documents as such SBIC reasonably requests with respect to its use of proceeds and will permit such SBIC to have access to any and all Corporation records, information and personnel as such SBIC deems necessary to verify how such proceeds have been or are being used.

(g) Information Covenant. Within 60 days after the end of the fiscal year of the Corporation, the Corporation will furnish or cause to be furnished to each SBIC information required by the SBA on an SBA form provided by each SBIC concerning the economic impact of such SBIC’s investment in the Corporation, for (or as of the end of) such fiscal year, including but not limited to, information concerning full-time equivalent employees; Federal, state and local income taxes paid; gross revenue; source of revenue growth; after-tax profit or loss; and Federal, state and local income tax withholding. The Corporation will also furnish or cause to be furnished to each SBIC such other information regarding the business, affairs and condition of the Corporation as such SBIC may from time to time reasonably request.

3.3 Management Rights. Each Major Holder will be entitled to consult with and advise management of the Corporation on significant business issues, including management’s proposed annual operating plans, and management will meet with Major Holders regularly during each year at the Corporation’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

3.4 Insurance. The Corporation shall keep its insurable properties insured at all times to such extent and against such risks, including fire, and other risks insured against by extended coverage, as is customary with companies of comparable size and financial condition in the same or similar businesses; maintain in full force and effect product liability insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Corporation, in such amount as the Corporation shall reasonably deem necessary; and maintain workers’ compensation insurance and such other insurance as may be required by law. In addition, all of the foregoing insurance maintained by the Corporation shall be of types and in amounts such that the Corporation at all times will be in compliance in all respects with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to its business that govern such insurance.

3.5 Obligations and Taxes. The Corporation shall pay all of its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes imposed upon it or its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such taxes so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, the Corporation, as applicable, shall set aside on its books such reserves as are required by generally accepted accounting principles with respect to any such taxes and no liens have been assessed against the Corporation or any of its assets.

3.6 Existence; Maintenance of Property. The Corporation shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply with all laws and regulations applicable to the conduct of its business and the ownership of its property; at all times maintain and preserve all material property necessary in the conduct of the business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

3.7 System of Accounting. The Corporation shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles.

3.8 Related Transaction. The Corporation shall not, directly or indirectly, enter into any Related Transaction other than on an arm’s length basis, on terms no less favorable to the Corporation than could be obtained from non-related persons and with the prior approval of the Board of Directors, including one member appointed by the Holders of the Preferred Stock.

3.9 Loans and Investments. The Corporation will not make any loan or advance (other than advances in the ordinary course of business consistent with past practice with regard to valid business expenses) or extend credit to any person or entity (other than trade credit in the ordinary course consistent with past practice), or make any investment in such person or entity, or its securities, except (a) investments in United States Treasury obligations, (b) certificates of deposit, bankers acceptances and other “money market instruments” issued by any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus not less than $100,000,000, (c) open market commercial paper bearing Standard & Poor’s highest credit rating or by another similar nationally recognized firm, and repurchase agreements with any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus not less than $ 100,000,000 relating to United States government obligations, in each case maturing in less than one year, and (d) investments in mutual funds registered under the Investment Company Act of 1940), which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of obligations having an investment grade credit grading from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc. and/or equity securities of entities that have obligations with such credit ratings.

3.10 Compliance with Laws. The Corporation shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could adversely affect its business or condition, financial or otherwise. The Corporation will not offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that will be integrated with the sale of the Series D Preferred Stock in a manner that would require the registration of the Series D Preferred Stock under the Securities Act.

3.11 Dividends. Except as otherwise provided for in the Certificate of Incorporation, the Corporation shall not, declare, set aside, or make any payment of a dividend or make any other distribution in respect of its capital stock, repurchase or redeem any of its capital stock or make any other payments to any holder of its outstanding capital stock.

3.12 Reservation of Conversion Stock. The Corporation will, upon any increase in the number of shares of Common Stock issuable upon conversion of the Preferred Stock, reserve additional shares of Common Stock for issuance upon such conversion, so that the number of shares of Common Stock so authorized will not at any time be less than the number of such shares issuable upon such conversion.

3.13 Press Releases. The Corporation agrees to give the Major Holders advanced notice of, and to consult with the Major Holders concerning the content of, any public announcements that the Corporation intends to make.

3.14 Internal Revenue Code Section 1202. The Corporation covenants that so long as any of the Preferred Stock (or Common Stock issued upon conversion thereof) are held by a Major Holder (or a permitted transferee in whose hands such Preferred Stock or Common Stock is eligible to qualify as “qualified small business stock” as defined in Section 1202(c) of the Internal Revenue Code), it will use its best efforts (including complying with any applicable filing or reporting requirements imposed by the Internal Revenue Code on issuers of “qualified small business stock”) to cause the Preferred Stock and Common Stock issued upon conversion thereof to qualify as “qualified small business stock”; provided, however, that “best efforts’ as used in this Section 3.14 shall not be construed to require the Corporation to operate its business in a manner that would adversely affect its business, limit its future prospects, or alter the timing or resource allocation related to its planned operations or financing activities. When requested by a Major Holder, the Corporation will provide a letter or certificate to the effect that the Preferred Stock and Common Stock issued upon conversion or exercise thereof purchased from the Corporation are “qualified small business stock.”

3.15 SBIC Permitted Activities and Proceeds. Neither the Corporation nor any of its Affiliates (as defined in the SBIC Act) will engage in any activities or use directly or indirectly the proceeds from the sale of the Preferred Stock for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107. The general categories are (i) relenders or reinvestors, (ii) passive businesses, (iii) real estate businesses, (iv) project financing and (v) foreign investment. The Corporation will not change within one year of the closing date of such SBIC’s investment in the Corporation, the Corporation’s business activity to a business activity which a small business investment company is prohibited from providing funds by the SBIC Act.

3.16 Termination of this Section 3.16. The provisions of this Section 3 shall terminate immediately upon the closing of the Corporation’s initial underwritten public offering of Common Stock.

ARTICLE 4 Indemnification.

4.1 The Corporation shall hold harmless and indemnify the Holders and their respective direct and indirect subsidiaries, Affiliates and corporations, and each of their partners, officers, directors, managers, employees, stockholders, agents, and other representatives (collectively, referred to as the “Indemnitees”) against any and all expenses (including attorneys’ fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that an Indemnitee incurs as a result of any claim or threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the Indemnitee’s performance of its obligations or the exercise of its rights in accordance with the terms of this Agreement or the Certificate of Incorporation or Indemnitee’s status as a security holder of the Corporation; provided, however, that no Indemnitee shall be entitled to be held harmless or indemnified by the Corporation for acts, conduct or omissions by any Indemnitee (i) if the Indemnitee failed to act in good faith or in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, (ii) with respect to any criminal action or proceeding, if the Indemnitee’s conduct was unlawful.

4.2 The Corporation shall reimburse within 30 days after the receipt by the Corporation of a written statement or statements from an Indemnitee requesting such reimbursement all reasonable expenses incurred by an Indemnitee (or any third party indemnitor of such Indemnitee) in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding for which the Corporation is obligated to indemnify such Indemnitee according to Section 4.1 above.

ARTICLE 5 Miscellaneous.

5.1 Waivers and Amendments. This Agreement may not be amended, modified or waived at any time, unless such amendment, modification or waiver is first approved in writing by (a) the Holders owning at least two thirds (2/3) of the issued and outstanding shares of Series D Preferred Stock, (b) the Holders owning at least two thirds (2/3) of the issued and outstanding shares of Series C Preferred Stock and (c) the Corporation; provided, however, that if any amendment, modification or waiver would apply to a Holder (each, an “Adversely Affected Holder”) in a fashion different than how such amendment, modification or waiver applies to all Holders, then such amendment, modification or waiver shall not be effective as to such Adversely Affected Holder unless consented to by such Adversely Affected Holder. Any amendment, modification or waiver so effected shall be binding upon the Corporation, each of the parties hereto and any assignee of any such party. In addition, the Corporation may waive performance of any obligation owing to it, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any Holder. No waiver of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach. Notwithstanding the foregoing, without the written consent of the Major Holders holding at least two thirds (2/3) of the shares of Series C Preferred Stock and Series D Preferred Stock issued and outstanding held by all such Major Holders, the obligations of the Corporation and the rights of the parties under Sections 3.1, 3.2(a), 3.2(c), 3.2(e), 3.3, 3.14 and 3.15 of this Agreement may not be amended, modified or waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely).

5.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regards to conflict of laws principles.

5.3 Effectiveness; Entire Agreement. This Agreement shall become effective concurrently with the consummation of the purchase and sale of the Series D Preferred Stock under the Series D Purchase Agreement at the Initial Closing. This Agreement and the other documents delivered in connection herewith constitute the full and entire understanding of the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof, including the Prior Agreement.

5.4 Notices, etc. All notices and other communications required or permitted hereunder (each, a “Notice”) shall be in writing and shall be delivered by overnight courier service or mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to a Holder, at such party’s address as set forth in the Corporation’s records, or at such other address as such party shall have furnished to the Corporation in writing or (b) if to the Corporation, to it at the address set forth on the Corporation’s signature page hereto or other address as the Corporation shall have furnished to the Holder in writing. All Notices shall be deemed effectively given: (x) upon personal delivery to the party to be notified, (y) three (3) days after having been sent by first class mail, postage prepaid, certified or registered mail, return receipt requested and (z) one (1) day after deposit with an overnight courier service.

5.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

5.6 Title and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.7 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

5.8 Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.

5.9 Aggregation of Stock. All shares of Preferred Stock and Common Stock of the Corporation held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Corporation shall issue additional shares of Preferred Stock from time to time, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Holder” and a party hereunder.

*  *  *  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first above written.

CORPORATION:

EXAGEN DIAGNOSTICS, INC.

By:

Name:	Ron Rocca
Title:	President and Chief Executive Officer

Address:

Exagen Diagnostics, Inc. 801 University, S.E. Suite 209 Albuquerque, NM 87106
Attention: Scott Glenn

With a copy to:

Brownstein Hyatt Farber Schreck, LLP
201 Third Street, NW
Albuquerque, NM 87102
Attention: Bonnie J. Paisley

HOLDERS:

WASATCH VENTURE FUND III, LLC

By:
Name:	Kent Madsen
Title:	Managing Director

WASATCH NEW MEXICO FUND, LLC

By:
Name:	Ken Madsen
Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first above written.

CORPORATION:

EXAGEN DIAGNOSTICS, INC.

By:
Name:	Ron Rocca
Title:	President and Chief Executive Officer

Address:

Exagen Diagnostics, Inc.
801 University, S.E. Suite 209
Albuquerque, NM 87106
Attention: Scott Glenn

With a copy to:

Brownstein Hyatt Farber Schreck, LLP
201 Third Street, NW Albuquerque, NM 87102
Attention: Bonnie J. Paisley

HOLDERS:

WASATCH VENTURE FUND III, LLC

By:

Name:	Kent Madsen
Title:	Managing Director

WASATCH NEW MEXICO FUND, LLC

By:

Name:	Ken Madsen
Title:	Managing Director

VSPRING SBIC, L.P.

By:	vSpring SBIC Management, L.L.C.,
its general partner

By:
	Name:	Dinesh Patel
	Title:	Managing Director

NMSIC CO-INVESTMENT FUND, L.P.

By: Sun Mountain Capital Partners LLC, its general partner

By:

Brian Birk, Managing Partner

By:

Sally Corning, Partner

MESA VERDE VENTURE PARTNERS, L.P.

By
Name:
Title:

JAMES J. SCHWARZ and JEANETTE M.
SCHWARZ, CO-TRUSTEES OF THE
SCHWARZ TRUST

By
James J. Schwarz

By
Jeanette M. Schwarz

LISA DAVIS

VSPRING SBIC, L.P.

By:	vSpring SBIC Management, L.L.C.,
its general partner

By:
	Name:	Dinesh Patel
	Title:	Managing Director

NMSIC CO-INVESTMENT FUND, L.P.

By: Sun Mountain Capital Partners LLC, its general partner

By:
Brian Birk, Managing Partner

By:
Sally Corning, Partner

MESA VERDE VENTURE PARTNERS, L.P.

By

	Name:	DANIEL C. WOOD
	Title:	Member

JAMES J. SCHWARZ and JEANETTE M.
SCHWARZ, CO-TRUSTEES OF THE
SCHWARZ TRUST

By
James J. Schwarz

By
Jeanette M. Schwarz

LISA DAVIS

NEW TECH I, L.P.

By:
Name:
Title:

PAMELA J. SULLIVAN
THOMAS A. TUMOLILLO

QUATRO VENTURES, LLC

By:
Name:
Title:

RAY RADOSEVICH

SOUTHWEST MEDICAL VENTURES, INC.

By:

Name:	Waneta C Tuttle
Title:	President

TULLIS-DICKERSON CAPITAL FOCUS III, L.P.
By Tullis-Dickerson Partners III, L.L.C., its general partner

By:
Name:	James L. L. Tullis
Title:	Manager

BERGE G. HAGOPIAN AND MARY ANN

NEW TECH I, L.P.

By:
Name:
Title:

PAMELA J. SULLIVAN
THOMAS A. TUMOLILLO

QUATRO VENTURES, LLC

By:
Name:
Title:

RAY RADOSEVICH

SOUTHWEST MEDICAL VENTURES, INC.

By:
Name:
Title:

TULLIS-DICKERSON CAPITAL FOCUS III, L.P.
By Tullis-Dickerson Partners III, L.L.C., its general partner

By:

Name:	James L. L. Tullis
Title:	Manager

BERGE G. HAGOPIAN AND MARY ANN
HAGOPIAN, CO-TRUSTEES, HAGOPIAN
FAMILY TRUST UA DTD 03/25/88

By:
Berge K. Hagopian, Trustee

TIMOTHY M. PENNINGTON AND MELISSA
PENNINGTON AS TRUSTEES OF THE
PENNINGTON FAMILY REVOCABLE TRUST
UA DATED MAY 23, 1984

By:
Timothy M. Pennington, Trustee

ENDOCHOICE, INC.

By
Name:
Title:

HUNT HOLDINGS LIMITED PARTNERSHIP
By:	Hunt Vest, LLC, its General Partner
By:	Hunt Guaranty Inc., its Sole Member

By:

Matthew O. Hunt, Manager

CCP/EXAGEN, L.P.

By
Name:	Ebetuel Pallares-Venegas
Title:	Managing Partner

VSPRING, L.P.

By:	vSpring Management, LLC
its General partner

By:
Name:	Dinesh Patel
Title:	Managing Director

VSPRING PARTNERS, L.P.

By:	vSpring Management, LLC
its General partner

By:
Name:	Dinesh Patel
Title:	Managing Director

GLENN HOLDINGS, L.P.

By:
Name:
Title:

SCHEDULE A

HOLDERS

Wasatch Venture Fund III, LP

Wasatch New Mexico Fund, LLC

vSpring SBIC, L.P.

vSpring, L.P.

vSpring Partners, L.P.

NMSIC Co-Investment Fund, L.P.

NMSIC Focused, LLC

James J. Schwarz and Jeanette M. Schwarz, Co-Trustees of the Schwarz Trust

Jane Hillhouse

Lisa Davis

New Tech I, L.P.

Pamela J. Sullivan and Thomas A. Tumolillo

Quatro Ventures, LLC

Ray Radosevich

Robert and Marcia Cates

Robert H. Nath

Southwest Medical Ventures, Inc.

Sheryl A. Johnson

John P. Alsobrook, II

Dale Olson

Mesa Verde Venture Partners, L.P.

CCP/Exagen, L.P.

Hunt Holdings L.P.

Tullis-Dickerson Capital Focus III, L.P.

Berge K. Hagopian and Mary Ann Hagopian, Co-Trustees, Hagopian Family Trust UA DTD

03/25/88

Timothy M. Pennington and Melissa J. Pennington as Trustees of the Pennington Family Revocable Trust UA Dated May 23, 1984

Endochoice, Inc.

Glenn Holdings, L.P.

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]